Exhibit 10.1

EXECUTION VERSION

$65,000,000

THE HILLMAN GROUP, INC.

10.875% SENIOR NOTES DUE 2018

(TEMPORARY NOTES & PERMANENT NOTES)

PURCHASE AGREEMENT

December 18, 2012

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The Hillman Group, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchaser (the “Initial Purchaser”), $65,000,000 in aggregate principal amount of 10.875% Senior Notes due 2018 (the “Temporary Notes”). The Temporary Notes will be issued pursuant to an indenture (the “Temporary Notes Indenture”), to be dated December 21, 2012, among the Company, the Temporary Note Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Temporary Notes Trustee”). The Temporary Notes will have terms and provisions that are summarized in the Offering Memorandum (as defined below).

Pursuant to an Arrangement Agreement, dated as of December 17, 2012 (the “Acquisition Agreement”), by and between Hillman Companies (as defined below) and H. Paulin & Co., Limited (the “Target”), the Company will acquire the Target in exchange for cash consideration of approximately CAD $103.5 million (the “Acquisition”). The Company expects to pay a portion of the consideration for the Acquisition with proceeds from the issuance of the Temporary Notes.

If the Acquisition is not consummated on or prior to March 28, 2013, the Notes will be redeemed at a price equal to the offering price of the Temporary Notes (excluding pre-issuance interest) plus accrued and unpaid interest (including, for the avoidance of doubt, pre-issuance interest) from the December 1, 2012 up to, but not including, the date of such redemption (such redemption, a “Special Mandatory Redemption”).

Contemporaneously with the consummation of the Acquisition, the Company will redeem all of the Temporary Notes by issuing in exchange therefor (the “Mandatory Exchange” and the date on which such Mandatory Exchange is completed, the “Mandatory Exchange Date”) the Company’s 10.875% Senior Notes due 2018 (the “Permanent Notes” and, together with the Temporary Notes, the “Notes”) to be issued pursuant to that certain Indenture, dated as of May 28, 2010, entered into among the Company, the Guarantors and Wells Fargo Bank,

National Association, as trustee (in such capacity, the “Existing Notes Trustee” and, together with the Temporary Notes Trustee, each a “Trustee”), as amended and supplemented, (the “Existing Indenture” and, together with the Temporary Notes Indenture, the “Indentures”), in an aggregate principal amount equal to the aggregate principal amount of such Temporary Notes (the “Permanent Notes Exchange Redemption”). The Permanent Notes, if issued, will constitute “Additional Notes” (as such term is defined in the Existing Indenture, and will form part of the same issue as, and be treated as a single class of securities with, the Company’s previously issued $200,000,000 aggregate principal amount of 10.875% Senior Notes due 2018 (the “Existing Notes”) under the Existing Indenture. Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Permanent Notes will have terms identical to the Existing Notes and will be treated as a single series of debt securities for all purposes under the Indenture.

The Company’s obligations under the Temporary Notes, including the due and punctual payment of interest on the Temporary Notes, will be irrevocably and unconditionally guaranteed on a senior unsecured basis (the “Temporary Guarantees”) by The Hillman Companies, Inc. (“Hillman Companies”), Hillman Investment Company (“Parent”) and the other guarantors listed in Schedule II hereto (collectively, in such capacity, the “Temporary Notes Guarantors”). As used herein, the term “Temporary Notes” shall include the Temporary Notes and the Temporary Guarantees, unless the context otherwise requires.

The Company’s obligations under the Permanent Notes, including the due and punctual payment of interest on the Permanent Notes, will be irrevocably and unconditionally guaranteed on a senior unsecured basis (the “Permanent Guarantees” and, together with the Temporary Guarantees, the “Guarantees”) by Hillman Companies, Parent and the other guarantors listed in Schedule II hereto (collectively, in such capacity the “Permanent Guarantors” and, together with the Temporary Notes Guarantors, the “Guarantors”). As used herein, the term “Permanent Notes” shall include the Permanent Notes and the Permanent Guarantees, and the term “Notes” shall include the Notes, the Temporary Guarantees and Permanent Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Temporary Notes from the Company by the Initial Purchaser.

1. Purchase and Resale of the Notes. The Temporary Notes will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated December 18, 2012 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Temporary Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated December 18, 2012 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes, and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package”. The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Temporary Notes by the Initial Purchaser. “Applicable Time” means 4:00 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Hillman Companies’ most recent Annual Report on Form 10-K, as amended (the “Form 10-K”), and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Temporary Notes purchased by you hereunder in private sales exempt from registration under the Securities Act on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), in accordance with Rule 144A under the Securities Act, and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”.

Holders (including subsequent transferees) of the Permanent Notes will have the registration rights set forth in a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), among the Company, the Permanent Guarantors and the Initial Purchasers to be dated the Closing Date (as defined herein), for so long as such Permanent Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a registration statement under the Securities Act relating to the Company’s 10.875% Senior Notes due 2018 (the “Exchange Notes”) and the Permanent Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Permanent Notes and the Permanent Guarantees. Such portion of the offering is referred to as the “Exchange Offer”.

2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent, warrant and agree as follows:

(a) When the Temporary Notes and Temporary Guarantees are issued and delivered pursuant to this Agreement, such Temporary Notes and Temporary Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b) Assuming the accuracy of your representations and warranties in Section 3(b), and your compliance with your agreements set forth in this Agreement, the purchase and resale of the Temporary Notes pursuant to and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c) No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Temporary Notes Guarantors, any of their respective affiliates or any of their respective representatives (other than you and your affiliates, as to whom the Company and the Temporary Notes Guarantors make no representation) in connection with the offer and sale of the Temporary Notes.

(d) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Temporary Notes Guarantors or any of their respective representatives (other than you, as to whom the Company and the Temporary Notes Guarantors make no representation) with respect to Temporary Notes sold outside the United States to Non-U.S. Persons, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you and your affiliates, as to whom the Company and the Temporary Notes Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e) Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains or will contain all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Securities Act.

(f) Neither the Company, any Temporary Notes Guarantor nor any other person acting on behalf of the Company or any Temporary Notes Guarantor has sold or issued any securities that would be integrated with the offering of the Temporary Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of Company or any of the Guarantors is contemplated.

(h) The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(j) The Company has not made any offer to sell or solicitation of an offer to buy the Temporary Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”), without the prior consent of the Initial Purchaser; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchaser is listed on Schedule IV.

(k) The Pricing Disclosure Package, when taken together with each Free Writing Offering Document listed in Schedule IV(B) hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule IV(B) hereto) in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(l) The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) Each of the Company, the Guarantors and their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company, the Guarantors and their respective subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule V hereto. None of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(n) Hillman Companies has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The Company and each Guarantor has all requisite corporate power, partnership or limited liability company and authority, as applicable, to execute, deliver and perform its obligations under the Indentures. The Existing Indenture has been duly and validly authorized by the Company and the Permanent Guarantors, and, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding agreement of the Company and the Permanent Guarantors, enforceable against the Company and the Permanent Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Existing Indenture conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum. The Temporary Notes Indenture has been duly and validly authorized by the Company and the Temporary Notes Guarantors, and, assuming due authorization, execution and delivery by the Temporary Notes Trustee, when executed and delivered by the Company, will constitute the valid and binding agreement of the Company and the Temporary Notes Guarantors, enforceable against the Company and the Temporary Notes Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Existing Indenture conforms, and the Temporary Notes Indenture will conform, in all material respects to the descriptions thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(p) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and (i) in the case of the Temporary Notes, when duly executed by the Company in accordance with the terms of the Temporary Notes Indenture, assuming due authentication of the Temporary Notes by the Temporary Notes Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, and (ii) in the case of the Permanent Notes, when duly executed by the Company in accordance with the Existing Indenture, assuming due authentication of the Permanent Notes by the Permanent Notes Trustee, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, enforceable against the Company in accordance with such Indenture’s terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the descriptions thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q) The Company has all requisite corporate power and authority to execute, issue and perform its obligations under the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when issued and authenticated in accordance with the terms of the Existing Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Existing Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(r) Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and (i) in the case of the Temporary Note Guarantees, upon the due execution, authentication and delivery of the Temporary Notes in accordance with the Temporary Notes Indenture, assuming due authentication of the Temporary Notes by the Temporary Notes Trustee, and the issuance of the Temporary Notes in the sale to the Initial Purchaser contemplated by this Agreement, and (ii) in the case of the Permanent Guarantees, when issued and delivered in accordance with the Existing Indenture, assuming due authentication of the Permanent Notes by the Permanent Notes Trustee, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantees will conform in all material respects to the descriptions thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(s) Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when executed and delivered by the Guarantors in accordance with the terms of the Existing Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Existing Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Existing Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(t) The Company and each Permanent Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Permanent Guarantor and, when executed and delivered by the Company and each Permanent Guarantor on the Closing Date in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company and each Permanent Guarantor in accordance with the terms thereof, enforceable against the Company and each Permanent Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy. The Registration Rights Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(u) Hillman Companies has all requisite corporate power and authority to consummate the Acquisition and to enter into and perform its obligations under the Acquisition Agreement (to the extent a party thereto).

(v) The Acquisition Agreement has been duly and validly authorized, executed and delivered by Hillman Companies and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and binding agreement of Hillman Companies enforceable against Hillman Companies in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(w) The Company and each Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(x) Except as set forth in the Offering Memorandum, and assuming the accuracy of, and the Initial Purchaser’s compliance with, the representations, warranties and agreements of the Initial Purchaser set forth in Section 3 of this Agreement, the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indentures, the Registration Rights Agreement, this Agreement and the Acquisition Agreement, the application of the proceeds from the sale of the Temporary Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, the Permanent Notes Exchange Redemption and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or their respective subsidiaries or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, the Guarantors or any of their respective subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.

(y) Assuming the accuracy of the representations and warranties of the Initial Purchaser contained herein and the compliance by the Initial Purchaser with its agreements contained herein, no consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets is required for the issue and sale of the Temporary Notes and the Temporary Note Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indentures, the Registration Rights Agreement, this Agreement and the Acquisition Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, the Permanent Notes Exchange Redemption and the consummation of the transactions contemplated hereby and thereby, except (i) such as have been or will be obtained or made on or prior to the Closing Date, (ii) for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement in connection with the issuance of the Exchange Notes and the Exchange Guarantees, (iii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Temporary Notes by the Initial Purchaser, each of which had been obtained and is in full force and effect and (iv) where the failure to obtain such consents, approvals, authorizations or orders of, filings, registrations or qualifications could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as disclosed therein).

(aa) KPMG LLP, who have certified certain financial statements of the Company, and who have delivered the KPMG initial letter referred to in Section 7(h) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder.

(bb) Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and the Guarantors maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s and each Guarantors’ respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Except as otherwise disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, the Company and the Guarantors maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of Hillman Companies and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of Hillman Companies, except as otherwise disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, there were no material weaknesses in Hillman Companies’ internal controls.

(cc) Except as otherwise disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, (i) the Company and the Guarantors maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by Hillman Companies in the reports it files or submits under the Exchange Act is accumulated and communicated to management of Hillman Companies, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(dd) Except as would not have a Material Adverse Effect, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” set forth or incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Offering Memorandum accurately and fully describes (i) the accounting policies that Hillman Companies believes are the most important in the portrayal of Hillman Companies’ financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ee) With respect to each of the items of financial data regarding the Target included in the Preliminary Offering Memorandum under the caption “Summary – Recent Developments” (the “Target Information”), such Target Information was obtained from publicly filed reports of the Target, and nothing has come to the attention of the Company that causes the Company to believe that the financial information contained in the Target Information is not true, correct and accurate in all material respects.

(ff) There is and has been no failure on the part of Hillman Companies and any of Hillman Companies’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(gg) Since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum, and except as otherwise disclosed in the Offering Memorandum, neither the Company, the Guarantors nor any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, (v) declared or paid any dividend on its capital stock, and (vi) since such date, there has not been any change in the capital stock, partnership or limited liability interests as applicable, or long-term debt of the Company, the Guarantors or any of their respective subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Except as would not have a Material Adverse Effect, the Company, the Guarantors and each of their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package and the Offering Memorandum and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors or any of their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, the Guarantors or any of their respective subsidiaries.

(ii) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Hillman Companies and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. Neither the Company, nor any of its subsidiaries has received notice of any revocation or modification of any such Permits, except for any notice that could not reasonably be expected to have a Material Adverse Effect.

(jj) Except as could not reasonably be expected to have a Material Adverse Effect, the Company and the Guarantors own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have not received any notice of any claim of infringement or other violation of, any such rights of others.

(kk) Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company and the Guarantors of the performance of this Agreement, the Indentures, the Notes, the Guarantees, the Acquisition Agreement or the consummation of any of the transactions contemplated hereby. To the Company’s and each Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ll) There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described in the Pricing Disclosure Package and the Offering Memorandum. The statements made in the Pricing Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company, the Guarantors nor any of their respective subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(mm) The Company and each Guarantor carries, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except where the failure to maintain such insurance could not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Guarantors are in compliance with the terms of such policies, neither the Company nor any Guarantor has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, there are no claims by the Company or the Guarantors under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, and neither the Company nor any Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case other than as could not reasonably be expected to have a Material Adverse Effect.

(nn) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of any officer of the Company or any Guarantor is imminent that could reasonably be expected to have a Material Adverse Effect.

(oo) Neither the Company nor any of the Guarantors (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, failure or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) (i) There are no proceedings that are pending, or known to be threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of or exposure to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (ii) the Company, the Guarantors and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(qq) The Company, the Guarantors and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries. Neither the Company nor any Guarantor has any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, the Guarantors and each of their respective subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is sponsored or maintained within the United States and with respect to which the Company has any direct or indirect liability, whether contingent or otherwise (each a “Plan”) has been established and administered in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption or that have been corrected, that would result in a material liability to the Company ; (iii) no Plan is subject to Title IV of ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype plan with respect to which the IRS has issued a favorable opinion letter, in each case to the effect that the Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from tax under Section 501(a) of the Code and nothing has occurred, whether by action or by failure to act, which would be reasonably be expected to cause the loss of such qualification.

(ss) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Offering Memorandum and as could not be reasonably expected to impact the ability of the Company or the Guarantors to make payments on the Notes when due.

(tt) The statistical and market-related data included in the Pricing Disclosure Package and the Offering Memorandum and the consolidated financial statements of the Company and its subsidiaries included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable in all material respects.

(uu) Neither of the Company nor any Guarantor is, and after giving effect to the offer and sale of the Temporary Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be an “investment company” or a company “controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(vv) The statements set forth in, or incorporated by reference by, each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions “Certain United States Federal Income Tax Considerations,” “Description of Certain Other Indebtedness” and “Plan of Distribution,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(ww) Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Securities Act.

(xx) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(yy) Except as would not have a Material Adverse Effect, none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Temporary Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System

(zz) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Temporary Notes.

(aaa) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(bbb) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ccc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or such Guarantor, jointly and severally, as to matters covered thereby, to the Initial Purchaser.

3. Purchase of the Notes by the Initial Purchaser, Agreements to Sell, Purchase and Resell.

(a) The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchaser contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company, at a purchase price of 106.5% of the principal amount thereof, the total principal amount of Temporary Notes. In the event a Mandatory Exchange occurs, the Company and the Guarantors, jointly and severally hereby agree to promptly pay the Initial Purchaser on the Mandatory Exchange Date an amount equal to 2.25% of the total principal amount of Temporary Notes purchased hereunder. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) The Initial Purchaser hereby represents and warrants to the Company that it will offer the Temporary Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Temporary Notes; (ii) is purchasing the Temporary Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Temporary Notes only from, and will offer to sell the Temporary Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; (iv) will not offer or sell the Temporary Notes, nor has it offered or sold the Temporary Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Temporary Notes; and (v) has offered the Temporary Notes and will offer and sell the Temporary Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser has advised the Company that it will offer the Temporary Notes to Eligible Purchasers at a price initially equal to 106.5% of the principal amount thereof, plus accrued interest, if any, from the last interest payment date of the Existing Notes. Such price may be changed by the Initial Purchaser at any time without notice.

(c) The Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication that contains the terms of the Notes in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(d) The Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Temporary Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Notice to Investors” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Company and its counsel deem necessary).

The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(c), 7(d) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchaser hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Notes shall be made at the New York offices of Latham & Watkins LLP, at 10:00 A.M., New York City time, on December 21, 2012 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.

The Temporary Notes will be delivered to the Initial Purchaser, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Temporary Notes to the account of the Initial Purchaser at DTC. The Temporary Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Temporary Notes to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with the Initial Purchaser as follows:

(a) The Company and the Guarantors furnish to the Initial Purchaser, without charge, not later than the second business day following the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) The Company and the Guarantors will prepare the Offering Memorandum in a form approved by the Initial Purchaser and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which they shall reasonably object in a timely manner after being so advised.

(c) Subject to the proviso in Section 5(f), the Company and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Temporary Notes are offered by the Initial Purchaser and by all dealers to whom Temporary Notes may be sold, in connection with the offering and sale of the Temporary Notes.

(d) If, at any time prior to completion of the distribution of the Temporary Notes by the Initial Purchaser to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or any of the Guarantors or in the reasonable opinion of counsel for the Initial Purchaser, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof.

(e) Neither the Company nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Temporary Notes that would constitute a Free Writing Offering Document without the prior consent of the Initial Purchaser, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchaser and, if requested by the Initial Purchaser, will prepare and furnish without charge to such Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) Promptly from time to time to take such action as the Initial Purchaser may reasonably request to qualify the Temporary Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Temporary Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Company, or sell or grant options, rights or warrants with respect to such debt securities of the Company or securities convertible into or exchangeable for such debt securities of the Company, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Company substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Company, or (iv) publicly announce an offering of any debt securities of the Company substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of the

Initial Purchaser, except any offer or sale of Temporary Notes, Permanent Notes, Exchange Notes, Temporary Guarantees, Permanent Guarantees, or Exchange Guarantees pursuant to the Registration Rights Agreement, and any filings with the SEC related thereto.

(h) So long as any of the Notes are outstanding and the Company and the Guarantors are so required pursuant to the Indentures, the Company and the Guarantors will, furnish at their expense to the Initial Purchaser, and, upon request, to the holders of the Notes and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act (if any).

(i) The Company and the Guarantors will apply the net proceeds from the sale of the Temporary Notes to be sold by such parties hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(j) The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Temporary Notes.

(k) The Company and the Guarantors will use all commercially reasonable efforts to permit the Temporary Notes to be eligible for clearance and settlement through DTC.

(l) For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Securities Act) from the Closing Date, the Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except (i) for Notes that are sold in a transaction registered under the Securities Act or (ii) in the opinion of counsel, the buyer of such Notes is not acquiring “restricted securities” under Rule 144 under the Securities Act.

(m) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Temporary Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Temporary Notes. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Temporary Notes has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(n) The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(o) The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchaser’s obligations hereunder to purchase the Temporary Notes.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchaser’s counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indentures, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchaser’s counsel incurred in connection with any of the foregoing other than reasonable and documented fees of counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchaser may designate (including, without limitation, the reasonable and documented out of pocket fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer; (h) the rating of the Notes and the Exchange Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indentures, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (j) the performance by the Company and the Guarantors of their other obligations under this Agreement; (k) solely in the event a Special Mandatory Redemption occurs, the legal fees and expenses of the Initial Purchaser’s counsel incurred in connection with the offering of the Temporary Notes up to an amount not to exceed $275,000 in the aggregate; and (l) all of the travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Temporary Notes, and expenses associated with any electronic road show. For the avoidance of doubt, nothing in this section shall require the Company and the Guarantors to pay any fees or disbursements of counsel to the Initial Purchaser, other than those fees and disbursements described in clauses (b) and (d) above.

7. Conditions to Initial Purchaser’s Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indentures, the Acquisition Agreement, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b) Paul, Weiss, Rifkind, Wharton & Garrison LLP shall have furnished to the Initial Purchaser its written opinion and negative assurance letter, as counsel to the Company and the Guarantors, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, substantially in the form of Exhibit B-1 and B-2 hereto.

(c) Holland & Knight LLP shall have furnished to the Initial Purchaser its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, substantially in the form of Exhibit B-3 hereto.

(d) The Initial Purchaser shall have received from Latham & Watkins LLP, counsel for the Initial Purchaser, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(e) At the time of execution of this Agreement, the Initial Purchaser shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof (i) confirming that it is an independent public accountant within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement (the “KPMG initial letter”), KPMG LLP shall have furnished to the Initial Purchaser a “bring-down letter” addressed to the Initial Purchaser and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the KPMG initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the KPMG initial letter.

(g) (i) Neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company, the Guarantors and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Temporary Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(h) The Company and each Guarantor shall have furnished or caused to be furnished to the Initial Purchaser dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and each Guarantor, or other officers satisfactory to the Initial Purchaser, as to such matters as the Initial Purchaser may reasonably request, including, without limitation, a statement that the representations, warranties and agreements of the Company and the Guarantors in Section 2 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(i) The Temporary Notes shall be eligible for clearance and settlement through DTC.

(j) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement and the Initial Purchaser shall have received an original copy thereof, duly executed by the Company and the Guarantors.

(k) The Company, the Guarantors and the Temporary Notes Trustee have executed and delivered the Temporary Notes Indenture, and the Initial Purchaser have received an original copy thereof, duly executed by the Company, the Guarantors and the Temporary Notes Trustee.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Temporary Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Initial Purchaser, could materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

(m) There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indentures as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach).

(n) On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

8. Indemnification and Contribution.

(a) The Company and each Guarantor hereby agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which the Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by the Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to the Initial Purchaser or to any affiliate, director, officer, employee or controlling person of the Initial Purchaser.

(b) The Initial Purchaser hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary

Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) or in any Blue Sky Application or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced (by the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party or parties shall have the right to employ its or their own counsel in any such action if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party shall have failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or parties; (iii) the indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party, on the one hand, and the indemnified party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the reasonable and documented out-of-pocket fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances; provided that if the use of such counsel chosen to represent all indemnified parties would present such counsel with a conflict of interest, each indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Temporary Notes Guarantors, on the one hand, and the Initial Purchaser, on the other, from the offering of the Temporary Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Temporary Notes purchased under this Agreement (before deducting expenses) received by the Company and the Temporary Notes Guarantors, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchaser with respect to the Temporary Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Temporary Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Temporary Notes Guarantors, or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Temporary Notes Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Temporary Notes Guarantors. The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Temporary Notes initially purchased by it exceeds the amount of any damages that the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Initial Purchaser confirms and the Company and the Guarantors acknowledge and agree that the statements with respect to the offering of the Temporary Notes by the Initial Purchaser set forth in (i) the second sentence of the second to last paragraph on the front cover of the Offering Memorandum and (ii) the sub-section entitled “Stabilization and Short Positions” and the fourth, fifth and sixth sentences of the first paragraph and the second paragraph of the sub-section entitled “Rule 144A and Regulation S” of the section entitled “Plan of Distribution,” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning the Initial Purchaser furnished in writing to the Company or any Guarantor by the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

9. [Reserved]

10. Termination. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Company prior to delivery of and payment for the Temporary Notes if, prior to that time, any of the events described in Sections 7(j) or 7(o) shall have occurred or if the Initial Purchaser shall decline to purchase the Temporary Notes for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchaser’s Expenses. If (a) the Company for any reason fails to tender the Temporary Notes for delivery to the Initial Purchaser, or (b) the Initial Purchaser shall decline to purchase the Temporary Notes for any reason permitted under this Agreement, the Company and the Guarantors shall reimburse the Initial Purchaser for all reasonable and documented out-of-pocket expenses (including fees and disbursements of one firm of outside counsel for the Initial Purchaser) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Temporary Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchaser. If this Agreement is terminated pursuant to Section 9 by reason of the default of the Initial Purchaser, the Company and the Guarantors shall not be obligated to reimburse the Initial Purchaser on account of those expenses.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Greg Rodgers (Fax: 212-751-4864), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;

(b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to The Hillman Group, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231-1764, Attention: Chief Financial Officer (Fax: 513-595-8297), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: John C. Kennedy (Fax: 212-492-0025);

provided, however, that any notice to the Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, facsimile or electronic transmission to the Initial Purchaser. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the other indemnified parties referred to in clauses 8(a) and (b), and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Temporary Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Waiver of Jury Trial. The Company and the Initial Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchaser may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchaser: (a) no fiduciary or agency relationship between the Company, and Guarantor and any other person, on the one hand, and the Initial Purchaser, on the other, exists; (b) the Initial Purchaser is not acting as an advisor, expert or otherwise, to the Company and the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Temporary Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchaser may have to the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchaser and its affiliates may have interests that differ from those of the Company and the Guarantors; and (e) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantors hereby waive any claims that the Company and the Guarantors may have against the Initial Purchaser with respect to any breach of fiduciary duty in connection with the Notes.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

THE HILLMAN GROUP, INC.

By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

HILLMAN INVESTMENT COMPANY THE HILLMAN COMPANIES, INC. ALL POINTS INDUSTRIES, INC. SUNSUB C INC.

By:	/s/ Anthony A. Vasconcellos
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer

[Signature Page to Note Purchase Agreement]

Accepted:

BARCLAYS CAPITAL INC.

By	/s/ Tom Blouin
	Name:	Tom Blouin
	Title:	Managing Director

[Signature Page to Note Purchase Agreement]

SCHEDULE I

Initial Purchaser	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$65,000,000

Total	$65,000,000

1

SCHEDULE II

LIST OF GUARANTORS

HILLMAN COMPANIES, INC.

HILLMAN INVESTMENT CO.

ALL POINTS INDUSTRIES, INC.

SUNSUB C INC.

1

SCHEDULE III

The Hillman Group, Inc.

$65,000,000 10.875% Senior Notes due 2018

December 18, 2012

Pricing Supplement

Pricing Supplement dated December 18, 2012 to the Preliminary Offering Memorandum December 18, 2012 of the Hillman Group, Inc. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuer	The Hillman Group, Inc.

Guarantors	The Hillman Companies, Inc. Hillman Investment Co. All Points Industries, Inc. SunSub C Inc. and each of the Issuer’s future Domestic Subsidiaries

Title of Securities	10.875% Senior Notes due 2018 (the “Temporary Notes”)

Aggregate Principal Amount	$65,000,000

Gross Proceeds	$69,225,000 (excluding accrued and unpaid interest from December 1, 2012 to the date of delivery paid in addition to the issue price, which will be paid to the applicable holders on the next interest payment date, June 1, 2013)

Distribution	144A/Regulation S with Registration Rights

Maturity Date	May 31, 2018

Issue Price	106.500%, plus pre-issuance accrued and unpaid interest from December 1, 2012

Coupon	10.875%

Yield to Worst	8.649%

Spread to Benchmark Treasury	789 basis points

Benchmark Treasury	0.625% due November 30, 2017

Interest Payment Dates	June 1 and December 1 of each year, beginning on June 1, 2013 (except for the final interest payment, which shall be May 31, 2018)

Record Dates	May 15 and November 15 of each year

1

Trade Date	December 18, 2012

Settlement Date

December 21, 2012 (T+3)

We expect that delivery of the Temporary Notes will be made against payment therefor on or about the third business day following the date of confirmation of orders with respect to the notes (this settlement cycle being referred to as “T+3”).

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to June 1, 2014

Special Mandatory Redemption	If the Paulin Acquisition is not completed on or prior to March 28, 2013 “Termination Date”, we will be required to redeem the Temporary Notes no later than the third business day following the Termination Date at a price equal to 100% of the offering price (excluding pre-issuance accrued interest) of the Temporary Notes, plus accrued and unpaid interest from December 1, 2012 to, but not including, the date of redemption.

Permanent Notes Mandatory Exchange	If the Paulin Acquisition occurs on or prior to the Termination Date, we will redeem all of the Temporary Notes then outstanding at a redemption price equal to 100% of the aggregate principal amount thereof in exchange for a like aggregate principal amount of Permanent Notes.

Optional Redemption	On or after June 1, 2014, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Permanent Notes redeemed during the twelve-month period indicated beginning on June 1 of the years indicated below:

Year	Price

2014	105.438%

2015	102.719%

2016 and thereafter	100.000%

Equity Clawback	Up to 35% of the Permanent Notes at 110.875% prior to June 1, 2013

Change of Control	101% plus accrued and unpaid interest

Sole Book-Running Manager	Barclays Capital Inc.

Temporary CUSIP Numbers	Rule 144A: 43162RAD6 Regulation S: U4328PAC2

Temporary ISIN Numbers	Rule 144A: US43162RAD61 Regulation S: USU4328PAC24

Permanent CUSIP Numbers	Rule 144A: 43162RAE4 Regulation S: U4328PAD0

Permanent ISIN Numbers	Rule 144A: US43162RAE45 Regulation S: USU4328PAD07

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

2

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

3

SCHEDULE IV

A.	Each document provided as an amendment or supplement to the Preliminary Offering Memorandum:

None.

B.	Free Writing Offering Documents:

None.

1

SCHEDULE V

LIST OF SUBSIDIARIES

ALL POINTS INDUSTRIES, INC.

SUNSUB C INC

THE HILLMAN GROUP CANADA, LTD

SUNSOURCE INTEGRATED SERVICES DE MEXICO S.A. DE C.V.

1

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 21, 2012 by and among the Hillman Group, Inc., a Delaware corporation (the “Company”), the guarantors listed on Schedule I hereto (the “Guarantors”) and Barclays Capital Inc. (the “Initial Purchaser”), who has agreed to purchase the Company’s 10.875% Senior Notes Due 2018 (the “Temporary Notes”) pursuant to the Purchase Agreement (as defined below).

The Temporary Notes will be issued pursuant to an indenture dated as of December 21, 2012, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

Contemporaneously with the consummation of the Acquisition, as defined in the Arrangement Agreement dated as of December 17, 2012 by and between The Hillman Companies, Inc. (“Hillman Companies”) and H. Paulin & Co. Limited (the “Target”), the Company will redeem all of the Temporary Notes by issuing in exchange therefor (the “Mandatory Exchange” and the date on which such Mandatory Exchange is completed, the “Mandatory Exchange Date”) its 10.875% Senior Notes Due 2018 (the “Permanent Notes”) to be issued under the Existing Indenture (as defined below) in an aggregate principal amount equal to the aggregate principal amount of such Temporary Notes.

This Agreement is made pursuant to the Purchase Agreement, dated December 18, 2012 (the “Purchase Agreement”), by and among the Company, the Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Temporary Notes, the Company and the Guarantors have agreed to provide the registration rights in respect of the Permanent Notes, as set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 7 of the Purchase Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of May 28, 2010, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Permanent Notes and the Exchange Notes (as amended and supplemented, the “Existing Indenture”).

The parties hereby agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Affiliate: As defined in Rule 144 of the Act.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If the time to perform any action hereunder falls on a day that is not a Business Day, such time will be extended to the next Business Day and no Special Interest shall accrue for the intervening period.

Commission: The Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (c) the delivery by the Company to the Registrar (as defined in the Indenture) under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Permanent Notes tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline: As defined in Section 3(b) hereof.

Effectiveness Deadline: As defined in Sections 3(a) and 4(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Exchange Notes: The Company’s 10.875% Senior Notes due 2018 to be issued pursuant to the Existing Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Offer: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Permanent Notes that are validly tendered and not withdrawn by such Holders in connection with such exchange and issuance.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

Free Writing Prospectus: Each offer to sell or solicitation of an offer to buy the Permanent Notes or the Exchange Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Permanent Notes or the Exchange Notes.

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Hillman Companies: The Hillman Companies, Inc.

Holders: As defined in Section 2 hereof.

Interest Payment Date: As defined in the Permanent Notes and Exchange Notes.

Mandatory Exchange Date: As defined in the recitals.

Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date: As defined in Section 6(d) hereof.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Rule 144: Rule 144 promulgated under the Act.

Shelf Registration Statement: As defined in Section 4 hereof.

Special Interest. As defined in Section 5 hereof.

Suspension Notice: As defined in Section 6(d) hereof.

Transfer Restricted Securities: Each Permanent Note until the earliest to occur of (a) the date on which such Permanent Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note and is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Permanent Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Permanent Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement; (d) the date on which such Permanent Note is sold or otherwise distributed to a Person who is not the Company or an Affiliate of the Company; provided, that a Permanent Note will not cease to be a Transfer Restricted Security for purposes of the Exchange Offer by virtue of this clause (d); or (e) the earliest date that is no less than two years after the date of the Indenture and on which all such Permanent Notes (except for Permanent Notes held by an Affiliate of the Company) are no longer subject to any restrictions on transfer under the Act, including Rule 144.

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2.	HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

3.	REGISTERED EXCHANGE OFFER

(a) To the extent not prohibited by any applicable law or Commission policy, the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than the 30th day after the later to occur of (x) the Mandatory Exchange Date and (y) the final date by which Hillman Companies is required by Commission rules to file with the Commission acquired company financial statements of Target (such later date being the “Filing Deadline”), (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective no later than 75 days after the Filing Deadline (such 75th day being the “Effectiveness Deadline”), (iii) in connection with the foregoing, use all commercially reasonable efforts to (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement, and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, provided, however, that neither the Company nor any Guarantor shall be required to take any action that would subject them to general service of process or taxation in any jurisdiction where they are not already subject, and (iv) unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), upon the effectiveness of such Exchange Offer Registration Statement, commence and use all commercially reasonable efforts to Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Permanent Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Permanent Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Permanent Notes acquired directly from the Company or any Affiliate thereof) as contemplated by Section 3(c) below.

(b) To the extent not prohibited by any applicable law or Commission policy, the Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the

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Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement has become effective (such 30th day, or such later date required by the federal securities laws, being the “Consummation Deadline”).

(c) The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Permanent Notes acquired directly from the Company or any Affiliate thereof), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than five Business Days after such request, at any time during such period.

4.	SHELF REGISTRATION

(a) Shelf Registration. If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder notifies the Company prior to the 20th Business Day following Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not

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appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Permanent Notes acquired directly from the Company or any Affiliate thereof, then the Company and the Guarantors shall:

(x) use all commercially reasonable efforts to file, on or prior to the later of (i) 30 days after the earlier of (A) the date as of which the Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(i) above and (B) the date on which the Company receives the notice specified in clause (a)(ii) above and (ii) 30 days after the later to occur of (x) the Mandatory Exchange Date, and (y) the final date by which Hillman Companies is required by Commission rules to file with the Commission acquired company financial statements of Target (such later date, the “Shelf Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), covering the resale of all Transfer Restricted Securities, and

(y) use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to the later of (i) 75 days after the Shelf Filing Deadline such date, the “Shelf Effectiveness Deadline”).

If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i)(B) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Shelf Effectiveness Deadline set forth in clause (y).

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year (as extended pursuant to Section 6(c)(i) or 6(d)) following the Mandatory Exchange Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or are no longer Transfer Restricted Securities.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act, or other information reasonably requested by the Company or required by Regulation S-K of the Act, for use in

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connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to Special Interest pursuant to Section 5 hereof unless and until (and from and after such time) such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading and shall promptly supply such other information as the Company may from time to time reasonably request.

5.	SPECIAL INTEREST

If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to 30 Business Days after the Effectiveness Deadline with respect to the Exchange Offer Registration Statement, or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder affected thereby special interest (“Special Interest”) in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of the first such Registration Default. The amount of Special Interest shall increase by an additional 0.25% per annum of the principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest of 0.50% per annum of the principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay Special Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (ii) above, (3) upon Consummation of the Exchange Offer, in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (iv) above, the Special Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii), or (iv), as applicable, shall cease on the date of such cure and the interest rate on such Transfer Restricted Securities will revert to the interest rate on such Transfer Restricted Securities prior to the applicable Registration Default.

All accrued Special Interest shall be paid by the Company and the Guarantors (or the Company and the Guarantors will cause the Paying Agent to make such payment on their behalf) to the Holders entitled thereto, in the manner provided for the payment of interest in the Existing Indenture, on each Interest Payment Date, as more fully set forth in the Indenture, the Permanent Notes and the Exchange Notes. Notwithstanding the fact that any securities for which Special Interest are due cease to be Transfer Restricted Securities, all obligations of the Company and the

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Guarantors to pay Special Interest with respect to securities that accrued prior to the time that such securities ceased to be Transfer Restricted Securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

6.	REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use all commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Permanent Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Permanent Notes acquired directly from the Company or any Affiliate thereof) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(aa) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to use all commercially reasonable efforts to either (x) seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities, or (y) file, in accordance with Section 4(a) hereof, a Shelf Registration Statement to permit the registration and/or resale of the Transfer Restricted Securities that would otherwise be covered by the Exchange Offer Registration Statement but for the announcement of a change in Commission policy. In the case of clause (x) above, the Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take action not commercially reasonable to affect a change of Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted, and (C) diligently pursuing a resolution (which need not be favorable and which need not be a written resolution) by the Commission staff.

(ab) As a condition to its participation in the Exchange Offer, each Holder (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business, and (D) only if such Holder is a Broker-Dealer that will receive Exchange Notes in exchange for Permanent Notes that such Broker-Dealer acquired for its own

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private account as a result of market making or other trading activities, it will deliver a Prospectus, as required by law, in connection with any sale of such Exchange Notes. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Permanent Notes acquired directly from the Company or any Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(ac) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company and Guarantors have not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the Company’s and each Guarantor’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer, and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

(aa) comply with all the provisions of Section 6(c) below and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

(ii) issue to any purchaser of Permanent Notes covered by any Shelf Registration Statement contemplated by this Agreement, upon the request of the purchaser, registered Permanent Notes having an aggregate principal amount equal to

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the aggregate principal amount of Permanent Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation in the names as such purchaser shall designate; provided that such purchaser provides all documentation reasonably requested by the Company in connection with such issuance.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

(aa) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file as promptly as practicable an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.

(ab) use all commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A, and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(ac) advise (a) each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement), and (b) each Holder who has provided notice to the Company promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the happening of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein do not contain an untrue statement of material fact nor omit to state a material fact required to be stated therein or necessary to make the statements

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therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(ad) subject to Section 6(d), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ae) furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the reasonable review and comment of such Holders in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within three Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

(af) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus in connection with such exchange, registration or sale, if any, provide copies of such document to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale, if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, subject to execution and delivery of customary confidentiality agreements, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

(ag) make available, at reasonable times, for inspection by each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors

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reasonably requested and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that any Holder or representative thereof requesting or receiving such information shall agree to be bound by customary confidentiality agreements and procedures with respect thereto;

(ah) if requested by any Holders whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(ai) upon request, furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(aj) upon request, deliver to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law and subject to Section 6(d) hereof) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

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(ak) upon the reasonable request of such Holder, enter into such agreements (including an underwriting agreement containing customary terms), and make such representations and warranties, and take all such other reasonable and customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to a Shelf Registration Statement contemplated by this Agreement, all to such extent as may be customarily and reasonably requested by any Holder or Holders of Transfer Restricted Securities who hold at least 50% in aggregate principal amount of such class of Transfer Restricted Securities; provided, that, the Company and the Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and may delay entering into such agreement if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company and the Guarantors not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company and the Guarantors. In such connection, the Company and the Guarantors shall:

(i) upon the request of any Holder, furnish (or in the case of paragraphs (2) and (3), use its commercially reasonable efforts to cause to be furnished) to each such Holder (in the case of the Shelf Registration Statement) and any underwriter, upon the effectiveness of the Shelf Registration Statement, as the case may be:

a certificate in customary form, dated such date, signed on behalf of the Company and each Guarantor by (x) the Chief Executive Officer or any Vice President, and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, such matters as such Holders may reasonably request;

a customary opinion (including a customary negative assurance statement), dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors in customary form and covering such other matters as such Holder may reasonably request; and

a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 8(e) of the Purchase Agreement; and

(ii) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

(al) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company and the Guarantors shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not now so subject;

(am) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to enable such

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Transfer Restricted Securities to be registered in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(an) use all commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

(ao) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Existing Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company; and

(ap) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act).

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(i) or 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses, or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

7.	REGISTRATION EXPENSES

All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all

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registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) the reasonable fees and disbursements of counsel for the Company and the Guarantors, and, in the case of a Shelf Registration Statement, the reasonable and documented fees and disbursements of one counsel for all of the Holders of Transfer Restricted Securities selected by the Holders of a majority in principal amount of Transfer Restricted Securities being registered; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, that in no event shall the Company or the Guarantors be responsible for any underwriting discounts and commissions, brokerage commissions and transfer taxes, and fees attributable to the sale or other disposition of Transfer Restricted Securities.

The Company will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

8.	INDEMNIFICATION

(a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities or judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company and the Guarantors by

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or on behalf of such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party has been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent (which consent shall not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, action, suit or proceeding in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

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(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(e) The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

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9.	RULE 144A AND RULE 144

The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act.

10.	MISCELLANEOUS

(a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) Free Writing Prospectus. The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) in connection with the issuance and sale of the Permanent Notes and the Exchange Notes, other than (i) any communication pursuant to Rule 134, Rule 135 or Rule 135c under the Securities Act, (ii) any document constituting an offer to sell or solicitation of an offer to buy the Initial Notes or the Exchange Notes that falls within the exception from the definition of prospectus in Section 2(a)(10)(a) of the Securities Act, or (iii) a prospectus satisfying the requirements of section 10(a) of the Securities Act or of Rule 430, Rule 430A, Rule 430B, Rule 430C or Rule 431 under the Securities Act.

(c) No Inconsistent Agreements. The Company and any Guarantor will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company and any Guarantor have not previously entered into, nor is currently a party to, any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section

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10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities, and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(e) Additional Guarantors. The Company shall cause any of its Domestic Subsidiaries (as defined in the Existing Indenture) that becomes, prior to the consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Existing Indenture to become a party to this Agreement as a Guarantor.

(f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, electronic transmission or air courier guaranteeing overnight delivery:

(aa) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ab) if to the Company or the Guarantors:

The Hillman Group

10590 Hamilton Avenue

Cincinnati, Ohio 45231-1764

Attention: Chief Financial Officer

Fax: 513-595-8297

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: John C. Kennedy

Fax: 212-492-0025

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All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or transmitted electronically; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Existing Indenture.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE HILLMAN GROUP, INC.

By:
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer

HILLMAN INVESTMENT COMPANY
THE HILLMAN COMPANIES, INC.
ALL POINTS INDUSTRIES, INC.
SUNSUB C INC.

By:
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer

BARCLAYS CAPITAL INC.

By
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Guarantors

Hillman Investment Company

The Hillman Companies, Inc.

All Points Industries, Inc.

SunSub C Inc.

ANNEX A

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Exhibit B-1

Exhibit B-2

Exhibit B-3